SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported) May 2, 2003

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 900, Denver, Colorado	80202

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [   ] No [   ]

(On August 8, 2000, the registrant and one of its wholly-owned subsidiaries filed voluntary petitions under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the District of Delaware. Through May 9, 2003, no plan or plans of reorganization have been confirmed by such court.)

Item 5. Other

On May 2, 2003, Arlin M. Adams, Esquire, the Chapter 11 trustee for the bankruptcy estates of Coram Healthcare Corporation (“CHC”) and Coram, Inc. (“CI”) (CHC and CI are hereinafter collectively referred to as the “Debtors”) filed a proposed joint plan of reorganization (the “Chapter 11 Trustee’s Joint Plan of Reorganization”) in respect of the Debtors in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

A complete description of the Chapter 11 Trustee’s Joint Plan of Reorganization is set forth in the Disclosure Statement With Respect To The Chapter 11 Trustee’s Joint Plan of Reorganization (including Exhibits A through D) (collectively the “Chapter 11 Trustee’s Disclosure Statement”) which was filed contemporaneously with the Chapter 11 Trustee’s Joint Plan of Reorganization in the Bankruptcy Court, under jointly administered Case No. 00-3299, which are available at docket numbers 2597 and 2599 in such case.

The Chapter 11 Trustee’s Disclosure Statement must be approved by the Bankruptcy Court as containing adequate information before the Chapter 11 trustee may solicit votes in favor of confirmation of the Chapter 11 Trustee’s Joint Plan of Reorganization. Under Chapter 11 of Title 11 of the United States Code, certain parties-in-interest may file objections to the Chapter 11 Trustee’s Disclosure Statement and the Chapter 11 Trustee’s Joint Plan of Reorganization.

A Bankruptcy Court hearing for the Chapter 11 Trustee’s Disclosure Statement is currently scheduled for June 5, 2003. The Official Committee of the Equity Security Holders of Coram Healthcare Corporation has filed a motion seeking, inter alia, to postpone the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORAM HEALTHCARE CORPORATION

Date: May 9, 2003	By: Name: Title:	/s/ SCOTT R. DANITZ Scott R. Danitz Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

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